SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549




                                EXHIBITS

                                   TO

                                 FORM S-8

                          REGISTRATION STATEMENT

                                  UNDER

                         THE SECURITIES ACT OF 1933




                            Precom Technology, Inc.
                            (A Florida Corporation)

                                 INDEX TO EXHIBITS


     Exhibits    SEC Ref. No.      Description of Exhibit
        1             4            Consulting Agreement by
                                   and between Lee C. Summers,
                                   Trustee for Merchants Capital
                                   and Yasar Samarah, and Precom
                                   Technology, Inc. dated June 3, 2002.
